FIRST AMENDMENT TO 1996 AMENDED
                         AND RESTATED CREDIT AGREEMENT

      THIS FIRST AMENDMENT TO 1996 AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 1, 1996, is made among CULP, INC., a North Carolina corporation (the "Borrower"), FIRST UNION NATIONAL BANK OF NORTH CAROLINA, N.A., a national banking association ("First Union"), WACHOVIA BANK OF NORTH CAROLINA, N.A., a national banking association ("Wachovia") ("First Union and Wachovia being referred to collectively herein as the "Banks") and FIRST UNION, acting in the manner and to the extent described in Section 12 of the Credit Agreement (as defined herein) (in such capacity, the "Agent"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Credit Agreement.


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                             BACKGROUND STATEMENT

      A. The Borrower and the Banks are parties to the 1996 Amended and Restated Credit Agreement, dated as of April 1, 1996 (the "Credit Agreement"), pursuant to which, among other things, the Banks have made available to the Borrower certain irrevocable letters of credit issued by Wachovia as credit enhancement for various industrial development revenue bonds issued for the benefit of the Borrower.

      B. The Borrower is currently negotiating the issuance of two new industrial development revenue bond issues, the $3,500,000 Luzerne County Industrial Development Authority Tax-Exempt Adjustable Mode Industrial Development Revenue Bonds (Culp, Inc. Project) Series 1996 (the "Luzerne Bonds") and the $6,000,000 The Alamance County Industrial Facilities and Pollution Control Financing Authority Tax-Exempt Adjustable Mode Industrial Development Revenue Bonds (Culp, Inc. Project) Series 1996 (the "Alamance Bonds" and together with the Luzerne Bonds, the "Bonds").

      C. The Borrower has requested that Wachovia issue an irrevocable letter of credit in the amount of $3,675,000 as a credit enhancement for the Luzerne Bonds. The Banks are willing for authorize the issuance of such letter of credit (the "Luzerne Letter of Credit") upon the terms and conditions hereof.

      D. In addition, the Borrower has requested that Wachovia issue an irrevocable letter of credit in the amount of $6,300,000 as a credit enhancement for the Alamance Bonds. The Banks are willing for authorize the issuance of such letter of credit (the "Alamance Letter of Credit" and together with the Luzerne Letter of Credit, the "New Letters of Credit") upon the terms and conditions hereof.

      E. To effectuate the issuance of the New Letters of Credit, the Borrower and the Banks desire to amend the Credit Agreement to increase the LOC Committed Amount under the Credit Agreement.

                            STATEMENT OF AGREEMENT

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, each of the Banks and the Agent, for themselves and their successors and assigns, agree as follows:

                                   ARTICLE I

                        AMENDMENTS TO CREDIT AGREEMENT

      I.1.  Amendment  to  Section  1.1.   Section  1.1  of  the  Credit
Agreement is hereby amended by deleting such the definition of "Letter of Credit" in its entirety and substituting therefor the following:

            "Letter of Credit" shall mean the Existing  Letters of
      Credit, the Irrevocable Letter of Credit No. LC 968-080881, issued in the amount of $3,675,000 as credit support for the $3,500,000 Luzerne County Industrial Development Authority Tax-Exempt Adjustable Mode Industrial Development Revenue Bonds (Culp, Inc. Project) Series 1996, the Irrevocable Letter of Credit No. LC 968-080882, issued in the amount of $6,300,000 as credit support for the $6,000,000 The Alamance County Industrial Facilities and Pollution Control Financing Authority Tax-Exempt Adjustable Mode Industrial Development Revenue Bonds (Culp, Inc. Project) Series 1996, and any letter of credit issued by the Issuing Bank pursuant to the terms hereof, as such Letters of Credit may be amended, modified, extended, renewed or replaced from time to time.

      I.2. Amendment to Section 4.5(a). Section 4.5(a) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting therefor the following:

      4.5  Letters of Credit.

            (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Bank may reasonably require, the Issuing Bank shall issue, and the Banks shall participate in, Letters of Credit for the account of the Borrower from time to time upon request from the Restatement Date until the Revolving Loan Maturity Date in a form acceptable to the Issuing Bank; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed THIRTY-TWO MILLION FOUR HUNDRED NINETEEN THOUSAND FOUR HUNDRED THIRTEEN AND 54/100 DOLLARS
      ($32,419,413.54) (the "LOC Committed Amount"). Letters of Credit will be issued solely for the purpose of supporting industrial development revenue bonds or similar tax-advantaged programs for the benefit of the Borrower. Except as otherwise expressly agreed upon by all the Banks, Letters of Credit shall not have an original expiry date later than the Revolving Loan Maturity Date. Each Letter of Credit shall comply with the related LOC Documents. The Issuance and expiry date of each Letter of Credit shall be a Business Day.

                                  ARTICLE II

                         ISSUANCE OF LETTERS OF CREDIT

      II.1. Luzerne Letter of Credit. Subject to the terms and conditions hereinafter set forth, on December 4, 1996, or such other later date as requested by the Borrower, Wachovia shall issue the Luzerne Letter of Credit. The Luzerne Letter of Credit shall be issued in an amount equal to the sum of (i) the aggregate principal amount of the Luzerne Bonds plus (ii) an amount equal to the 120 days interest on the Luzerne Bonds, computed as though the Luzerne Bonds bore interest at a rate of 15% per annum, notwithstanding the actual rate bore by the Luzerne Bonds from time to time, based on a 360-day year for the actual number of days elapsed.

      II.2. Alamance Letter of Credit. Subject to the terms and conditions hereinafter set forth, on December 20, 1996, or such other later date as requested by the Borrower, Wachovia shall issue the Alamance Letter of Credit. The Alamance Letter of Credit shall be issued in an amount equal to the sum of (i) the aggregate principal amount of the Alamance Bonds plus (ii) an amount equal to the 120 days interest on the Alamance Bonds, computed as though the Alamance Bonds bore interest at a rate of 15% per annum, notwithstanding the actual rate bore by the Alamance Bonds from time to time, based on a 360-day year for the actual number of days elapsed.

      II.3. Letter of Credit Fees. On the date of issuance of the each New Letter of Credit (each, a "Date of Issuance"), the Borrower shall pay to the Agent a fee equal to (i) the product of the Applicable
Percentage times the amount of such New Letter of Credit, times (ii) the quotient of the number of days between such Date of Issuance and April 1, 1997 divided by 365. The Agent shall pay to the Banks (including the Issuing Bank) their respective ratable share of the Letter of Credit Fee promptly upon receipt.

                                  ARTICLE III

                       CONDITIONS TO BANK'S OBLIGATIONS

      III.1. Conditions to Issuance of the Letters of Credit. The obligations of Wachovia to issue each of the New Letters of Credit are subject to the satisfaction of all of the following conditions precedent:

            (a) Credit Document. This Amendment shall have been duly authorized, executed and delivered by the Borrower, shall be in form and substance satisfactory to the Banks;

            (b) Letter of Credit Fee. The Agent shall have received the letter of credit fee (paid pursuant to Section 2.3 of this Amendment) applicable to such New Letter of Credit; and

            (c) Other Documents. The Banks shall have received such other documents and certificates as the Banks may reasonably request in connection with this Amendment, each in form and substance satisfactory to the Banks.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

      The Borrower hereby represents and warrants that:

      IV.1. Compliance  with  Credit  Agreement.   The  Borrower  is  in
compliance in all material respects with all terms and provisions set forth in the Credit Agreement to be observed or performed by it.

      IV.2. Representations in Credit Agreement. The representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects as of the date hereof, except insofar as any such representation or warranty relates solely to a prior date.

      IV.3. No Event of Default. No Event of Default, nor any event that upon notice, lapse of time or both would become an Event of Default, has occurred and is continuing.

                                   ARTICLE V

                                    GENERAL

      V.1. Full Force and Effect. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, "hereinafter," "hereto," "hereof," and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this Amendment. Any reference to the Credit Agreement or any of the other Loan Documents herein or in any such documents shall refer to the Credit Agreement and Loan Documents as amended hereby.

      V.2. Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

      V.3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

      V.4. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of this Amendment.

      V.5.  Effectiveness.   This   Amendment   shall  be  deemed  fully
executed and effective when executed by the Borrower, the Agent and each of the Banks.

      IN WITNESS WHEREOF, the Borrower, each of the Banks and the Agent have caused this Amendment to be executed by their duly authorized officers all as of the day and year first above written.


                                    CULP, INC.


                                    By: /s/ Franklin N. Saxon
                                        Franklin N. Saxon
                                        Vice President


                                    FIRST UNION NATIONAL BANK
                                      OF NORTH CAROLINA, for itself
                                      and as Agent


                                    By:  /s/ David Silander
                                         David Silander
                                         Vice President


                                    WACHOVIA  BANK  OF  NORTH  CAROLINA,
N.A.


                                    By: /s/ Peter T. Callahan
                                        Peter T. Callahan






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